UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

RACKABLE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive
Milpitas, CA 95035
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Number of Authorized Shares under Rackable Systems’ 2006 New Recruit Plan

On January 25, 2007, Rackable Systems’ Board of Directors increased the number of shares available for issuance under its 2006 New Recruit Equity Incentive Plan (the “New Recruit Plan”). Pursuant to this amendment, an additional 500,000 shares of Rackable common stock is reserved for issuance to newly hired employees of Rackable Systems. This amendment to the New Recruit Plan was adopted without stockholder approval in reliance on the “inducement grant exception” provided by Rule 4350(i)(1)(A)(iv) of the NASD Marketplace Rules.

Compensation Arrangements with Chief Financial Officer and General Counsel

On January 25, 2007, the Compensation Committee of the Board of Directors of Rackable Systems approved the following cash compensation arrangements, effective as of January 1, 2007, for its Chief Financial Officer and General Counsel:

Name	Title	Salary	Target Bonus
Madhu Ranganathan	Chief Financial Officer	$263,000	$105,000
William Garvey	General Counsel	$238,000	$95,000

Item 8.01. Other Events.

As part of an internal re-organization, Giovanni Coglitore, Rackable Systems’ Chief Technology Officer, is now responsible for the management of Rackable Systems’ engineering and service departments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Rackable Systems, Inc.

Dated: January 31, 2007	By:	/s/ William Garvey
William Garvey
General Counsel and Vice President Corporate Development